File Pursuant to Rule 424(b)(7)
Registration No. 333-196992

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee(1)
Common Shares, par value $1.00 per share	$1,872,000,000.00	$241,113.60

(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated June 24, 2014)

27,826,087 Common Shares

Golar LNG Limited

The selling shareholder, World Shipholding Ltd., is selling 27,826,087 of our registered common shares, par value $1.00 per share.

We will not receive any proceeds from the sale of common shares by the selling shareholder.

Our common shares are listed on The Nasdaq Global Select Market under the symbol “GLNG.” On September 4, 2014, the last sale price of our common shares as reported on The Nasdaq Global Select Market was $ 60.34 per share.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the Securities and Exchange Commission on April 30, 2014.

	Public offering price	Underwriting discounts(1)	Proceeds to the selling shareholder
Per Share	$58.500	$1.287	$57.213
Total	$1,627,826,089.500	$35,812,173.969	$1,592,013,915.531

(1)	We refer you to the section titled “Underwriting,” beginning on page S-28 of this prospectus supplement, for additional information regarding underwriting compensation.

The selling shareholder has granted the underwriters a 30-day option to purchase up to 4,173,913 additional common shares, at the public offering price less the underwriting discounts.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares on or about September 10, 2014 through the book entry facilities of The Depository Trust Company.

BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.

Morgan Stanley		RS Platou Markets AS

Arctic Securities	BNP PARIBAS	DNB Markets	Pareto Securities

The date of this prospectus supplement is September 5, 2014

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may provide to you. We, the selling shareholder and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us and the selling shareholder to which we and the selling shareholder have referred you. We, the selling shareholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling shareholder and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus, in any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT

PROSPECTUS

PROSPECTUS SUMMARY	2
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	4
USE OF PROCEEDS	6
CAPITALIZATION	7
RATIO OF EARNINGS TO FIXED CHARGES	8
ENFORCEMENT OF CIVIL LIABILITIES	9
PLAN OF DISTRIBUTION	10
DESCRIPTION OF SHARE CAPITAL	12
DESCRIPTION OF OTHER SECURITIES	16
EXPENSES	26
LEGAL MATTERS	27
EXPERTS	27
WHERE YOU CAN FIND ADDITIONAL INFORMATION	28

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we and any selling securityholders may offer from time to time, some of which may not apply to this offering of common shares. When we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the selling shareholder, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus before investing in our common shares.

The selling shareholder is not making an offer of our common shares covered by this prospectus supplement in any jurisdiction where the offer is not permitted. The distribution of this prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the common shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus supplement, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

•	changes in liquefied natural gas, or LNG, floating storage and regasification unit, or FSRU, and floating liquefaction natural gas vessel, or FLNGV, market trends, including charter rates, ship values and technological advancements;

•	changes in our ability to retrofit vessels as FSRUs and FLNGVs, our ability to obtain financing for such conversions on acceptable terms or at all, and the timing of the delivery and acceptance of such converted vessels;

•	changes in the supply of or demand for LNG or LNG carried by sea;

•	a material decline or prolonged weakness in rates for LNG carriers or FSRUs;

•	changes in trading patterns that affect the opportunities for the profitable operation of LNG carriers, FSRUs or FLNGVs;

•	changes in the supply of or demand for natural gas generally or in particular regions;

•	changes in our relationships with major chartering parties;

•	changes in the availability of vessels to purchase, the time it takes to construct new vessels, or vessels’ useful lives;

•	failure of shipyards to comply with delivery schedules on a timely basis or at all;

•	our ability to integrate and realize the benefits of acquisitions;

•	changes in our ability to sell vessels to Golar LNG Partners LP, or Golar Partners;

•	changes in our relationship with Golar Partners;

•	changes to rules and regulations applicable to LNG carriers, FSRUs or FLNGVs;

•	actions taken by regulatory authorities that may prohibit the access of LNG carriers, FSRUs or FLNGVs to various ports;

•	our inability to achieve successful utilization of our expanded fleet and inability to expand beyond the carriage of LNG;

•	increases in costs, including, among other things, crew wages, insurance, provisions, repairs and maintenance;

•	changes in general domestic and international political conditions, particularly where we operate;

•	changes in our ability to obtain additional financing on acceptable terms or at all;

•	continuing turmoil in the global financial markets; and

•	other factors listed from time to time in registration statements, reports or other materials that we have filed with the Securities and Exchange Commission, or the Commission, including our most recent Annual Report on Form 20-F.

We caution readers of this prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

BERMUDA LEGAL MATTERS

Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities, including our common shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any equities securities of such company remain so listed. The Nasdaq Stock Market, Inc. is deemed to be an appointed stock exchange under Bermuda law. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda pursuant to provisions incorporated therein following the enactment of the Companies Amendment Act 2013. Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.

SUMMARY

This summary highlights information and consolidated financial data that appear elsewhere in this prospectus supplement or is incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. Unless otherwise specifically stated, the information presented in the prospectus supplement assumes that the underwriters have not exercised their option to purchase additional common shares from the selling shareholder. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our financial statements and the related notes. As an investor or prospective investor, you should also review carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2013, which is incorporated by reference.

Unless otherwise indicated, references in this prospectus supplement to the “Company,” “Golar,” “we,” “us” and “our” refer to Golar LNG Limited or any one or more of its consolidated subsidiaries, including Golar Management Limited (or Golar Management), or to all such entities. References to “Golar Partners” or the “Partnership” refer to Golar LNG Partners LP and to any one or more of its direct and indirect subsidiaries. Under the provisions of Golar Partners’ partnership agreement, the general partner has irrevocably delegated the authority to the Partnership’s board of directors to have the power to oversee and direct the operations of, manage and to determine the strategies and policies of Golar Partners. On December 13, 2012, Golar Partners held its first Annual General Meeting, or AGM. As of the first AGM held by Golar Partners, the majority of the board members became electable by common unitholders, and since then we no longer retain the power to control the directors of Golar Partners and hence the Partnership. As a result, from December 13, 2012, Golar Partners has been considered an affiliated entity and not as our controlled subsidiary and therefore is no longer consolidated in our financial statements from such date. References to the “selling shareholder” or “World Shipholding” refer to World Shipholding Ltd., the selling shareholder named in this prospectus supplement under the caption “Selling Shareholder.” Unless otherwise indicated, all references to “USD,” “U.S.$” and “$” in this report are U.S. dollars.

Overview

Golar LNG Limited is a midstream LNG company engaged primarily in the transportation, regasification and liquefaction and trading of LNG. We are engaged in the acquisition, ownership, operation and chartering of LNG carriers, FSRUs and FLNGVs through our subsidiaries and affiliates and the development of midstream LNG projects.

Together with our affiliate, Golar Partners, we are a leading independent owner and operator of LNG carriers and FSRUs. Collectively, our fleet is currently comprised of twelve LNG carriers and five FSRUs. As of September 4, 2014, we have remaining newbuilding commitments for the construction of seven LNG carriers and two FSRUs with scheduled deliveries during 2014 and late 2015. Our vessels provide and have provided LNG shipping, storage and regasification services to leading entities in the LNG industry, including BG Group PLC, ENI S.p.A., Petroleo Brasileiro S.A., Dubai Supply Authority, PT Pertamina and many others. Our business is focused on providing highly reliable, safe and cost efficient LNG shipping and FSRU operations. We seek to further develop our business in other midstream areas of the LNG supply chain with particular emphasis placed on innovative floating liquefaction solutions, or FLNG, and participating as a gas off-taker from mid-scale liquefaction projects.

We intend to leverage our relationships with existing customers and continue to develop relationships with other industry players. Our goal is to earn higher margins by maintaining strong service-based relationships combined with flexible and innovative LNG shipping and FSRU solutions. We believe our customers have confidence in our shipping services based on the reliable and safe manner in which we conduct our ship and FSRU operations.

In line with our ambition to become an integrated LNG midstream asset provider, we are looking to invest in small scale LNG projects and have completed a Front End Engineering and Design, or FEED, study for the conversion of three of our oldest carriers into small to mid-scale floating liquefaction units. The FEED study supported our view that a conversion of an old LNG carrier into a FLNGV is viable and cost effective. In relation to this, we have recently entered into definitive documentation with Singapore’s Keppel Shipyard Limited, or Keppel, for the conversion of the LNG carrier the Hilli to an FLNGV, which became effective in July 2014, See “Recent Developments—Hilli FLNGV Conversion.” In addition to the Hilli conversion, we are in the process of negotiating definitive documentation with Keppel for the conversion of an additional vessel, the Gimi, into a FLNGV, see “Recent Developments—Gimi FLNGV Conversion.” These developments will be complementary to our existing core business, namely shipping and provision of FSRUs, and so we remain firmly committed to growing our fleet by way of our newbuild assets referred to above.

As well as growing our core business and pursuing new opportunities along our value chain, we also offer commercial and technical management services for Golar Partners’ fleet. As of September 4, 2014, Golar Partners’ fleet comprised five FSRUs and four LNG carriers (which are included within the combined fleet of seventeen vessels referred to above).

Lastly, we intend to maintain our relationship with Golar Partners and pursue mutually beneficial opportunities that we believe will include the sale of assets to Golar Partners to provide support for our LNG projects as well as to further our growth.

Our Fleet

As of September 4, 2014, we own and operate a fleet of eight LNG carriers, including the Hilli, which is being converted into an FLNGV. In addition, we currently have newbuild commitments for the construction of seven LNG carriers and two FSRUs which are due for delivery during 2014 and late 2015.

The following table lists the LNG carriers and FSRUs in our current fleet including our newbuildings as of September 4, 2014:

Vessel Name	Year of Delivery	Capacity cbm.	Flag	Type	Charterer	Current Charter Expiration	Charter Extension Options
Owned Fleet
Existing Fleet
Hilli(1)	1975	125,000	MI	Moss	n/a	n/a	n/a
Gimi	1976	125,000	MI	Moss	n/a	n/a	n/a
Golar Gandria	1977	126,000	MI	Moss	n/a	n/a	n/a
Golar Arctic	2003	140,000	MI	Membrane	Major Japanese trading company	2015	n/a
Golar Viking	2005	140,000	MI	Membrane	n/a	2014	n/a
Golar Seal	2013	160,000	MI	Membrane	Major energy company	2014	n/a
Golar Celsius	2013	160,000	MI	Membrane	Major trading company	2014	Extension period 1, minimum of 30 days and a maximum 100 days Extension period 2, up to 50 days
Golar Crystal	2014	160,000	MI	Membrane	Major trading company	2014	n/a

Vessel Name	Year of Delivery	Capacity cbm.	Flag	Type	Charterer	Current Charter Expiration	Charter Extension Options
Newbuildings(2)
Hull 2023 (Golar Penguin)	2014	160,000	MI	Membrane	n/a	n/a	n/a
Hull 2024 (Golar Eskimo)(3)	2014	160,000	MI	Membrane (FSRU)	Hashemite Kingdom of Jordan	2025	n/a
Hull 2027 (Golar Bear)	2014	160,000	MI	Membrane	n/a	n/a	n/a
Hull 2047 (Golar Snow)	2014	160,000	MI	Membrane	n/a	n/a	n/a
Hull 2048 (Golar Ice)	2014	160,000	MI	Membrane	n/a	n/a	n/a
Hull S658 (Golar Glacier)	2014	162,000	MI	Membrane	n/a	n/a	n/a
Hull S659 (Golar Kelvin)	2014	162,000	MI	Membrane	n/a	n/a	n/a
Hull 2055 (Golar Frost)	2014	160,000	MI	Membrane	n/a	n/a	n/a
Hull 2056 (Golar Tundra)	2015	170,000	MI	Membrane (FSRU)	n/a	n/a	n/a

Key to Flags:

MI — Marshall Islands

(1)	The Hilli is being converted to an FLNGV at Singapore’s Keppel Shipyard Limited. We expect that the conversion will be completed in the first quarter of 2017.
(2)	As at September 4, 2014, we have a total of nine newbuilds on order which are due for delivery in 2014 and late 2015.
(3)	In July 2013, we entered into a time charter agreement with the Government of the Hashemite Kingdom of Jordan. The time charter is scheduled to commence in the first quarter of 2015.

Competitive Strengths

We believe that our future prospects for success are enhanced by the following aspects of our business:

•	Leadership position in the FSRU market. Together with our affiliate, Golar Partners, we are one of the world’s largest and established independent owners, operators and project developers of LNG carriers and FSRUs, with nearly 40 years of experience. We believe that our FSRU operational experience in retrofitting the world’s first four LNG carriers into FSRUs provides us with a competitive advantage in securing future FSRU opportunities over new entrants to the FSRU market. For example, in 2013, we secured a five-year FSRU time charter for the Golar Igloo with Kuwait National Petroleum Company and a ten-year FSRU time charter for the Golar Eskimo with the Government of the Hashemite Kingdom of Jordan.

•	High quality operator. Major energy companies have developed increasingly stringent operational and financial pre-qualification standards that FSRU and LNG vessel operators must meet prior to bidding on nearly all significant regasification and LNG transportation contracts. We have continually met and surpassed these standards, and we believe that this increases our ability to compete effectively for new charters relative to less qualified or experienced operators.

•	Financial flexibility to pursue growth opportunities. We believe that our ability to obtain bank financing and issue public debt and equity as well as our affiliation with Golar Partners, through which we engage in further sales of vessels to Golar Partners, provides us with financial flexibility to pursue acquisition and growth opportunities.

•	Experienced management team. We believe we have a strong and experienced management team that has contributed significantly to our operational results and growth to date. Our management team has extensive experience in LNG midstream projects, which we believe will play a critical role in enabling us to execute our growth strategy.

Business Strategies

Our primary business objective is to grow our business and to provide significant returns to our shareholders while providing safe, reliable and efficient LNG shipping, FSRU, FLNGV and other floating midstream services to our customers. We aim to meet this objective by executing the following strategies:

•	Operation of a high quality and modern fleet. We currently own and operate a mixed high quality fleet. While the current weak LNG shipping market is expected to prevail until the ramp-up of new liquefaction capacity beginning in late 2014 and early 2015, we expect that the LNG carrier market will return to a structural shortage of vessels that manifests itself in rapidly increasing hire rates and utilization at some point during late 2015 or 2016. Accordingly, to benefit from the expected upturn we are committed to a significant fleet expansion. Following the recent delivery of four newbuilds, currently, we have on order nine additional newbuilds, comprised of seven LNG carriers and two FSRUs. All of the vessels on order will utilize state of the art technology and will be configured to be very attractive to the chartering community with high performance specifications.

•	Compete for charter contracts when attractive opportunities arise. We intend to participate in competitive tender processes and engage in negotiated transactions with potential charterers for both FSRUs and LNG carriers when attractive opportunities arise by leveraging the strength of our industry expertise and our established reputation for service and safety.

•	Utilize our industry expertise to take advantage of opportunities within the LNG market. We intend to use our experience and industry expertise to identify other opportunities within the LNG market. This is demonstrated by our success and leadership position in the FSRU market, and more recently we have positioned ourselves to be the first to market for FLNGV opportunities by completing our FEED study and negotiating definitive documentation for the conversion of the LNG carrier Hilli to a FLNGV, which became effective in early July 2014. In addition, we are in the process of negotiating definitive documentation with Keppel for the conversion of the Gimi into a FLNGV, see “Recent Developments—Gimi FLNGV Conversion.”

•	Leverage on our affiliation with Golar Partners. We believe our affiliation with Golar Partners positions us to pursue a broader array of opportunities, which may include sales of vessels to Golar Partners. Since the initial public offering of Golar Partners in April 2011, we have successfully sold five vessels to Golar Partners for consideration of $1.5 billion. Proceeds from these vessel sales, in addition to quarterly distributions received from our investment holdings in Golar Partners (which currently stands at a 41.4% interest (including our 2% general partner interest) plus 100% of the incentive distribution rights), will in part enable us to pursue and develop our growth opportunities.

Corporate Information

We were incorporated as an exempted company under the Bermuda Companies Act of 1981 in the Islands of Bermuda on May 10, 2001 and maintain our principal executive headquarters at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, Bermuda. Our telephone number at that address is 1 (441) 295-4705. Our principal administrative offices are located at One America Square, 17 Crosswall, London, United Kingdom and our telephone number at that address is + 44 207 063 7900.

RECENT DEVELOPMENTS

Follow-on Equity Offering

On June 30, 2014, we closed a registered offering of 12,650,000 of our common shares, par value $1.00 per share, which included 1,650,000 common shares purchased pursuant to the underwriters’ option to purchase additional common shares. We raised net proceeds of $660.9 million.

Hilli FLNGV Conversion

On May 22, 2014, we entered into a contract with Keppel, or the Conversion Agreement, for the conversion of the 125,000 m3 LNG carrier the Hilli to a FLNGV. Keppel simultaneously entered into a sub-contract with the global engineering, construction and procurement company Black & Veatch, or B&V. We also entered into a Tripartite Direct Agreement with Keppel and B&V, which among other things, permits us to enforce all obligations under both the Conversion Agreement and the sub-contract. We expect the conversion will be completed and the FLNGV will be delivered in approximately 31 months, followed by mobilization to a project site for full commissioning. Once operational as an FLNGV, we expect the Hilli will have production capacity of between 2.2 to 2.8 million tonnes per year of LNG and on board storage of approximately 125,000 m3 of LNG. The total estimated conversion and vessel and site commissioning cost for the Hilli, including contingency, is approximately $1.3 billion, of which net proceeds of $660.9 million was raised from the Company’s offering of common shares that closed on June 30, 2014. We expect that the current project vendors will fund 10% of the total conversion and vessel and site commissioning cost by way of investment into the company that owns the Hilli. Please read “—Keppel Shareholder Agreement.” The remaining vessel and site commissioning cost will be funded by sources still to be put into place. Payments for the completion of the conversion of the Hilli, will be due from time to time upon completion of contractual milestones, and are expected to span from 2014 until the first quarter of 2017.

Work on the Hilli FLNGV conversion is underway. Certain long lead items have already been ordered. These include cold boxes, compressors and turbines. We have also entered into a 20-year maintenance contract with Nuovo Pigone SPA, an affiliate of GE Oil & Gas.

Annual General Meeting

On July 3, 2014, we announced that our 2014 Annual General Meeting will be held on September 19, 2014, and that the record date for voting at the Annual General Meeting is July 18, 2014.

Second Quarter 2014 Dividend

On August 26, 2014, we declared a cash dividend in the amount of $0.45 per common share for the three months ended June 30, 2014, which will be paid on or about September 26, 2014 to all shareholders of record as of September 10, 2014. Purchasers of common shares in this offering will be entitled to receive the cash dividend if they are holders of record as of September 10, 2014.

Gimi FLNGV Conversion

In addition to the Hilli conversion, we are in the process of negotiating definitive documentation with Keppel for the conversion of the Gimi into a FLNGV. We expect that the converted Gimi would have similar production capacity and on-board storage as the converted Hilli. We expect to reach agreement with Keppel on definitive documentation by October 2014, and as a condition precedent to the effectiveness of such agreement to make an initial payment of approximately $150 million, or the Initial Payment, to Keppel to start securing long lead items for the Gimi conversion. The Gimi construction agreements will be executed by a new subsidiary of Golar, Golar Gimi Corporation. The Initial Payment will be payable as a condition precedent to the effectiveness of the Gimi construction agreements following their execution. We also intend that the definitive agreements will provide for full construction activities to commence only upon the issue by Golar of a full notice to proceed (such notice to be issued not later than November 2015). Upon execution of the definitive documentation and the Initial Payment, we will retain termination rights that in an event of termination will require a portion of the Initial Payment be applied, to the extent that the Initial Payment has not been committed for the purposes of the works above, as a cancellation payment and to subcontractor break fees, with the remainder being applied as an advance payment for remaining sums payable in connection with the Hilli conversion. If the Initial Payment has been committed such that there is an insufficient amount remaining to be applied to the cancellation payment and subcontractor break fees, Golar Gimi Corporation will be required to meet the payment obligation.

The expected delivery date of the Gimi FLNGV is the fourth quarter of 2017 or the first quarter of 2018, although there may be an opportunity to accelerate delivery by making a construction agreement effective sooner.

Keppel Shareholder Agreement

Our subsidiary, Golar GHK Lessors Limited has entered into a share sale and purchase agreement, or the Share Purchase Agreement, with KSI Production Pte Ltd (a subsidiary of Keppel Corporation Limited) pursuant to which Keppel has agreed to purchase from Golar GHK Lessors Limited 10% of the shares that Golar GHK Lessors Limited holds in Golar Hilli Corporation, the owner of the Hilli. The closing under the Share Purchase Agreement is subject to certain conditions, primarily the receipt of payment from Keppel. Golar GHK Lessors Limited and KSI Production Pte Ltd, together with Golar Hilli Corporation, have also entered into a shareholders’ agreement, which will enter into effect upon the closing of the share sale under the Share Purchase Agreement. The shareholders’ agreement governs the relationship between Golar GHK Lessors Limited and KSI Production Pte Ltd with respect to the conduct of the business to be undertaken by Golar Hilli Corporation, which includes seeking opportunities, and entering into agreements, with respect to the deployment and use of the Hilli for natural gas liquefaction projects. Under the shareholder’s agreement, Golar appoints the majority of directors and certain strategic decisions are subject to shareholder consent. Golar Hilli Corporation Limited may call for cash from the shareholders for any future funding requirements and shareholders are required to contribute to such cash calls up to a defined cash call contribution cap (after which funding is discretionary but non-funding results in dilution of the shareholders’ interest).

Changes to the Company’s Chairmanship

Conditional upon the closing of this offering, it is expected that John Fredriksen will retire from our Board of Directors and that the Board of Directors will announce its intention to propose the appointment of Sir Frank Chapman to succeed John Fredriksen as Chairman of GLNG. Sir Frank Chapman has worked 40 years in the oil and gas industry culminating in a twelve-year period as Chief Executive of BG Group plc. Under Sir Frank’s leadership, BG Group grew from the modest UK-based Exploration and Production interests of the old British Gas into an international integrated oil and gas major. Operating profits grew from some $50 million in 1996 to more than $8 billion in 2012. Sir Frank is currently a non-executive director of Rolls-Royce plc and chairman of its safety and ethics committee. Sir Frank was knighted in the 2011 Queen’s Birthday Honours List for services to the oil and gas industries.

Changes to Loan Facilities and Other Agreements

Certain of our loan facilities and other agreements contain provisions requiring that World Shipholding or its affiliates continue to own, directly or indirectly, 25% of our outstanding common shares. We have entered into agreements in principle with our lenders to remove such ownership requirements in exchange for certain amendments, such as stronger financial covenants for our loan facilities, including increases to the free cash and net worth covenants. These agreements are subject to definitive documentation.

Market Update

In providing an update on the current quarter, we have experienced continued softness in LNG spot rates. For the current quarter, we anticipate top-line performance in line with the prior quarter, with the potential for a modest improvement to profitability.

THE OFFERING

Common shares outstanding before and after this offering	93,279,771 common shares

Common shares offered by the selling shareholder	27,826,087 common shares

Purchase option	The selling shareholder has granted the underwriters a 30-day option to purchase up to 4,173,913 additional common shares

Selling Shareholder	After the completion of this offering, World Shipholding will own approximately 6.4% of our outstanding common shares, 1.9% if the underwriters exercise in full their option to purchase additional common shares.

See “Selling Shareholder”

Share Allocation	Tor Olav Troim, our Director and Vice Chairman, has indicated an interest in purchasing 500,000 shares being offered in this offering.

Use of Proceeds	We will not receive any proceeds from the sale of common shares by the selling shareholder.

Risk Factors	Investing in our common shares involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” in this prospectus supplement, together with all of the other information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to invest in our common shares.

Listing	Our common shares are listed on The Nasdaq Global Select Market, or NASDAQ, under the symbol “GLNG.”

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before deciding to invest in our common shares, you should carefully consider the risks set forth below, in the accompanying base prospectus and under the heading “Risk Factors” beginning on page 10 of our Annual Report on Form 20-F for the year ended December 31, 2013, which is incorporated by reference into this prospectus supplement. In addition, you should carefully consider the other information in the Annual Report and other reports we file from time to time with the Commission that are incorporated by reference into this prospectus supplement. See “Where You Can Find Additional Information.” The risks and uncertainties set forth below and referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. In that case, you may lose all or part of your investment in the common shares.

Risks Relating to Our Business and Our FLNGV Conversions

We may not reach agreement with Keppel on definitive documentation for the conversion of the Gimi, the conditions precedent to the effectiveness of any agreement we reach may not be able to be satisfied or we may decide to terminate any such agreement.

We are in the process of negotiating definitive documentation with Keppel for the Gimi conversion, and we expect to reach agreement on such documentation by October 2014. We cannot, however, assure you that we will reach agreement on such documentation, that the agreed terms will be substantially the same as those which apply to the Hilli conversion or that the conditions precedent to the effectiveness of any agreement we reach will be satisfied. The closing of this offering is not conditioned upon us reaching agreement on definitive documentation for the Gimi conversion or reaching agreement in any particular form.

Upon execution of the definitive documentation and the Initial Payment, we will retain termination rights that in the event of a termination will require a portion of the Initial Payment be applied, to the extent that the Initial Payment has not been committed for the purposes of the works above, as a cancellation payment and to subcontractor break fees, with the remainder being applied as an advance payment for remaining sums payable in connection with the Hilli conversion.

If we cannot reach agreement with Keppel on definitive documentation by October 1, 2014 or the conditions to the effectiveness of any conversion agreement we reach cannot be satisfied by October 15, 2014, it may take a substantial period of time before we can find alternative satisfactory arrangements for the conversion of the Gimi, or we may abandon the FLNG business strategy altogether.

Completion of the conversion of the Hilli and Gimi will be dependent on our obtaining additional financing.

The total estimated conversion and fully commissioned cost for the Hilli is approximately $1.3 billion. As of June 30, 2014, we have made aggregate payments of $0.2 billion and will be required to make approximately

$1.1 billion in aggregate additional payments for the completion of the Hilli conversion over the next two to three years. As of September 1, 2014, we believe we will have sufficient available cash, opportunities for investment from current project vendors and availability under our credit facilities to meet our anticipated funding needs in connection with these installment and related payments until the end of 2015. We expect that the current project vendors will fund 10% of the total conversion and vessel and site commissioning cost by way of investment into the company that owns the Hilli. Please read “Recent Developments—Keppel Shareholder Agreement.” Our subsidiary, Golar GHK Lessors Limited has entered into the Share Purchase Agreement, with KSI Production Pte Ltd (a subsidiary of Keppel Corporation Limited) pursuant to which Keppel has agreed to purchase from Golar GHK Lessors Limited 10% of the shares that Golar GHK Lessors Limited holds in Golar Hilli Corporation. However, the closing under the Share Purchase Agreement is subject to the satisfaction of certain conditions, primarily the receipt of payment from Keppel, which may not occur.

While we believe we will be able to arrange financing as necessary for the remaining payments due for the Hilli conversion and any payments that become due for the Gimi conversion, to the extent we do not timely obtain necessary financing, the completion of the conversions could be delayed or we could suffer financial loss, including the loss of all or a portion of the payments we had made to Keppel and any deficiency if the shipyard is not able to recover its costs from the sale of the vessels.

If there are substantial delays or cost overruns in completing any of our FLNGV conversions or if the converted FLNGVs do not meet certain performance requirements our earnings and financial condition could suffer.

The Hilli will be the world’s first LNG carrier to have been retrofitted for FLNG service. Due to the new and highly technical process, each of our FLNGV conversion projects is subject to risks that could negatively affect our earnings and financial condition, including delays or cost overruns. For example, the highly technical work is only capable of being performed by a limited number of contractors. Accordingly, a change of contractors for any reason would likely result in higher costs and a significant delay to our delivery schedules. In addition, given the novelty of our FLNGV conversion projects, the completion of retrofitting our vessels as FLNGVs is generally subject to risks of significant cost overruns. As well, if the shipyard is unable to deliver any converted FLNGV on time, we might be unable to perform related charters. While we are actively looking for employment for our converted FLNGVs, any substantial delay in the conversion of any of our vessels into FLNGVs could mean we will not be able to satisfy potential employment.

Furthermore, if any of our FLNGVs, once converted, is not able to meet certain performance requirements or perform as intended, we may have to accept reduced charter rates. Alternatively, it may not be possible to charter the converted FLNGV at all, which would have a significant negative impact on our cash flows and earnings.

We cannot guarantee you that our FLNGV contract negotiations will progress favorably or our expansion into the FLNGV market will be profitable.

We are currently marketing FLNGVs to several prospective customers. Our aim is to find strong strategic partners that have an interest in utilizing one or several vessels to produce LNG from a specific defined gas reserve. It is uncertain however that a final strategic partnership can be concluded within the same time frame. This mismatch significantly increases the risks of our FLNGV conversion projects but also gives us more flexibility in optimizing our projects returns. Our inability to reach agreement on terms that are favorable to us may have an adverse effect on our financial condition.

We operate our vessels in the spot/short-term charter for LNG vessels. Failure to find profitable employment for these vessels, and our newbuildings upon their delivery, could adversely affect our operations.

We currently have five vessels operating in the spot/short-term market. In addition we have remaining newbuilding commitments for the construction of seven LNG carriers and two FSRUs with scheduled deliveries during 2014 and late 2015. We cannot assure you that we will be able to successfully employ our vessels in the future or our newbuildings upon their delivery at rates sufficient to allow us to operate our business profitably or meet our obligations. If we are unable to find profitable employment or redeploy an LNG carrier or FSRU, we will not receive any revenues from that vessel, but we may be required to pay expenses necessary to main that vessel in proper operating condition. A decline in charter or spot rates or a failure to successfully charter our vessels could have a material adverse effect on our results of operations and our ability to meet our financing obligations.

We may not continue to benefit from our relationship with the Fredriksen Group.

We have historically benefitted from our relationship with a group of companies, which we refer to as the Fredriksen Group, affiliated with John Fredriksen, the Chairman of our Board of Directors and our President, such as in our ability to utilize a common pool of engineering talent and in our dealings with shipbuilders and customers. It is possible, however, that after the sale of common shares in this offering by the selling shareholder, the shares of which are held in trusts established by Mr. John Fredriksen for the benefit of certain members of his family, we may not continue to benefit from our relationship with the Fredriksen Group to the same extent as we have historically or at all. The selling shareholder has been our principal shareholder, holding 36.2% of our common shares prior to this offering. After the completion of this offering, the selling shareholder will own approximately 6.4% of our outstanding common shares (1.9% if the underwriters exercise in full their option to purchase additional common shares from the selling shareholder).

Risks Relating to the Offering and Our Common Shares

Our quarterly results have fluctuated in the past and we expect these fluctuations may continue. If we fail to meet the expectations of analysts or investors, our stock price could decline substantially.

Delays in the completion of new liquefaction facilities mean that the current LNG shipping sector is lacking incremental LNG cargoes for transportation. In contrast, incremental shipping capacity has been arriving on time. This has caused shipping rates to decrease and ship utilization to be erratic, which has led to and we expect that we may continue to see significant fluctuations in our quarterly results. In some quarters, our results may be below analysts’ or investors’ expectations. If this occurs, the price of our common stock could decline.

Important factors that could cause our revenue and operating results to fluctuate from quarter to quarter include, but are not limited to:

•	prevailing economic and market conditions in the natural gas and energy markets;

•	negative global or regional economic or political conditions, particularly in LNG-consuming regions, which could reduce energy consumption or its growth;

•	declines in demand for LNG;

•	increases in the supply of vessel capacity operating in the spot/short-term market;

•	marine disasters; war, piracy or terrorism; environmental accidents; or inclement weather conditions;

•	mechanical failures or accidents involving any of our vessels;

•	and drydock scheduling and capital expenditures.

Most of these factors are not within our control, and the occurrence of one or more of them may cause our operating results to vary widely.

Our common share price may be highly volatile and future sales of our common shares could cause the market price of our common shares to decline.

Generally, stock markets have recently experienced extensive price and volume fluctuations, and the market prices of securities of shipping companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of those companies. Our common shares have traded on the NASDAQ, since December 12, 2002 under the symbol “GLNG.” We cannot assure you that an active and liquid public market for our common shares will continue. The market price for our common shares has historically fluctuated over a wide range. In 2014, the closing market price of our common shares on the NASDAQ has ranged from a low of $33.76 on February 27, 2014 to a high of $65.75 on August 26, 2014. As of September 4, 2014, the closing market price of our common shares on the NASDAQ was $60.34. The market price of our common shares may continue to fluctuate significantly in response to many factors such as actual or anticipated fluctuations in our quarterly or annual results and those of other public companies in our industry, the suspension of our dividend payments, mergers and strategic alliances in the shipping industry, market conditions in the LNG shipping industry, shortfalls in our operating results from levels forecast by securities analysts, announcements concerning us or our competitors, the general state of the securities market, and other factors, many of which are beyond our control. The market for common shares in this industry may be equally volatile. Therefore, we cannot assure you that you will be able to sell any of our common shares that you may have purchased at a price greater than or equal to its original purchase price.

Additionally, sales of a substantial number of our common shares in the public market, or the perception that these sales could occur, may depress the market price for our common shares. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future. Except as described in “Underwriting,” neither we nor the selling shareholder are restricted from selling additional common shares in the future, including securities that are convertible into or exchangeable for, or that represent the right to receive, common shares.

Investors may experience significant dilution as a result of future offerings.

We may have to attempt to sell shares in the future in order to satisfy our capital needs; however, there can be no assurance that we will be able to do so. If we are able to sell shares in the future, the prices at which we sell these future shares will vary, and these variations may be significant and our existing shareholders may experience significant dilution if we sell these future shares to other than existing shareholders pro rata at prices significantly below the price at which such existing shareholders invested.

We may issue additional common shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities in the future in connection with, among other things, vessel conversions, future vessel acquisitions, repayment of outstanding indebtedness or our equity incentive plan, in each case without shareholder approval in a number of circumstances.

Our issuance of additional common shares or other equity securities would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for dividends payable on our common shares may decrease;

•	the relative voting strength of each previously outstanding common share may be diminished; and

•	the market price of our common shares may decline.

Tax Related Risks

We may have to pay tax on United States source income, which would reduce our earnings.

Under the United States Internal Revenue Code of 1986, or the Code, 50% of the gross shipping income of a vessel owning or chartering corporation, such as ourselves and our subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States, may be subject to a 4% U.S. federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the applicable Treasury Regulations recently promulgated thereunder.

We expect that we and each of our subsidiaries will qualify for this statutory tax exemption and we will take this position for U.S. federal income tax return reporting purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to U.S. federal income tax on our U.S. source income. Therefore, we can give no assurances on our tax-exempt status or that of any of our subsidiaries.

If we or our subsidiaries are not entitled to exemption under Section 883 of the Code for any taxable year, we or our subsidiaries could be subject for those years to an effective 4% U.S. federal income tax on the gross shipping income we or our subsidiaries derive during the year that are attributable to the transport of cargoes to or from the United States. The imposition of this tax would have a negative effect on our business and would result in decreased earnings available for distribution to our shareholders.

United States tax authorities could treat us as a “passive foreign investment company”, which could have adverse United States federal income tax consequences to U.S. shareholders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income during the taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets during such taxable year produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based on our current and expected future method of operation, we believe that, and our counsel Seward & Kissel LLP is of the opinion that, we should not be a PFIC with respect to any taxable year. This opinion is based and its accuracy is conditioned on representations, valuations and projections provided by us regarding our assets and income to our counsel. While we believe these representations, valuations and projections to be accurate, such representations, valuations and projections may not continue to be accurate. Moreover, we have not sought, and we do not expect to seek, a ruling from the Internal Revenue Service, or IRS, on this matter. As a result, the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner to avoid, to the extent possible, being classified as a PFIC with respect to any taxable year, the nature of our operations may change in the future, and if so, we may not be able to avoid PFIC status in the future.

If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders will face adverse U.S. tax consequences and certain information reporting requirements. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common shares, as if the excess distribution or gain had been recognized ratably over the shareholder’s holding period of our common shares. Certain elections otherwise available under the Code will, practically, not be available to our U.S. shareholders because we do not intend to provide such shareholders with the information necessary to satisfy the reporting requirements of such elections. Please read “Certain U.S. Federal Tax Considerations—Passive Foreign Investment Company” for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. shareholders if we were to be treated as a PFIC.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholder.

MARKET PRICE OF COMMON SHARES

Our common shares are traded on the NASDAQ, under the symbol “GLNG.” The following table sets forth the high and low prices for our common shares since 2009 for the periods indicated:

	High	Low
For the Year:
2013	$41.55	$30.51
2012	47.82	31.71
2011	45.59	14.77
2010	15.94	9.42
2009	13.90	2.63

For the Quarter Ended:
September 30, 2014 (up to September 4, 2014)	$67.76	$57.56
June 30, 2014	60.39	39.93
March 31, 2014	43.94	33.35
December 31, 2013	40.37	33.07
September 30, 2013	39.92	30.51
June 30, 2013	37.79	31.22
March 31, 2013	41.55	34.28
December 31, 2012	43.56	35.64
September 30, 2012	42.00	36.85
June 30, 2012	40.52	31.71
March 31, 2012	47.82	36.93
December 31, 2011	45.59	27.71

For the Month:
September 2014 (up to September 4, 2014)	$63.20	$60.22
August 2014	67.76	59.31
July 2014	65.00	57.56
June 2014	60.39	46.42
May 2014	47.50	42.76
April 2014	46.70	39.93
March 2014	43.94	36.02

CAPITALIZATION

The following table sets forth our cash position and consolidated capitalization as of June 30, 2014:

•	on a historical basis; and

•	on an as adjusted basis to give effect to the payment of certain Hilli conversion costs.

The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, incorporated by reference in this prospectus. You should also read this table in conjunction with the section entitled “Operating and Financial Review and Prospects” and our consolidated financial statements and the related notes thereon from our Annual Report on Form 20-F for the year ended December 31, 2013 and our Reports on Form 6-K for the six months ended June 30, 2014, each of which is incorporated by reference herein.

	As of June 30, 2014
	(Dollars in thousands)
	Actual	As adjusted
Cash and cash equivalents(1)	$484,683	$443,851
Restricted cash	3,111	3,111

Total cash, cash equivalents and restricted cash.	$487,794	$446,962

Debt:
Long-term debt, including current portion	$782,049	$782,049

Total Debt	$782,049	$782,049

Equity:
Share capital	$93,280	$93,280
Additional paid-in capital	1,305,325	1,305,325
Other equity interests attributable to the shareholders	1,043,563	1,043,563

Total stockholders’ equity	2,442,168	2,442,168

Total capitalization	$3,224,217	$3,224,217

(1)	Cash and cash equivalents in the “As adjusted” column have been adjusted for the payment of certain Hilli conversion costs amounting to $40.8 million.

SELLING SHAREHOLDER

Based solely upon information furnished to us, the following table sets forth certain information about World Shipholding Ltd., the selling shareholder, as of September 4, 2014.

Selling Shareholder	Shares beneficially owned prior to this offering	Number of shares offered	Shares beneficially owned giving effect to this offering(1)
	Number	Number	Number	Percentage(2)
World Shipholding Ltd.(3)	33,750,080	27,826,087	5,923,993	6.4%

(1)	Assumes the underwriters do not exercise their option to purchase additional common shares.
(2)	Percentages are based on 93,279,771 common shares outstanding as of September 4, 2014.
(3)	World Shipholding Ltd. is a Liberian company controlled by trusts established by our Chairman and President, Mr. John Fredriksen, for the benefit of his immediate family. For information relating to Mr. Fredriksen and World Shipholding Ltd., please refer to the section of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the Commission on April 30, 2014, entitled Item 6. “Directors, Senior Management and Employees—A. Directors and Senior management.”

The selling shareholder may be deemed to be an underwriter.

TAXATION

The following is a discussion of the material U.S. federal income tax, Bermuda tax and Liberian tax considerations relevant to U.S. Holders and Non-U.S. Holders, as defined below, of our common stock. This discussion does not purport to deal with the tax consequences of owning our common stock to all categories of investors, some of which, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, persons who are investors in partners or other pass-through entities for U.S. federal income tax purposes, dealers in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of our shares of common stock, may be subject to special rules. This discussion deals only with holders who hold the shares of our common stock as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our common stock.

Certain U.S. Federal Tax Considerations

U.S. Taxation of our Company

Shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be considered to be 50% derived from sources within the United States. Shipping income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. We are not permitted by law to engage in transportation that gives rise to 100% U.S. source income.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside of the United States. Shipping income derived from sources outside of the United States will not be subject to U.S. federal income tax.

Unless exempt from U.S. federal income tax under section 883 of the Code, we will be subject to U.S. federal income tax, in the manner discussed below, to the extent our shipping income is derived from sources within the United States.

Based upon our current and anticipated shipping operations, our vessels are and will be operated in various parts of the world, including to or from U.S. ports. For the 2013, 2012 and 2011 taxable years, the U.S. source gross income that we derived from our vessels trading to or from U.S. ports was $nil, $2,079,309 and $2,755,244, respectively, and the potential U.S. federal income tax liability resulting from this income, in the absence of our qualification for exemption from tax under section 883 of the Code, or an applicable U.S. income tax treaty, as described below, would have been $nil, $83,172 and $118,842, respectively.

Application of Section 883 of the Code

We have made special U.S. federal tax elections in respect of all our vessel-owning or vessel-operating subsidiaries incorporated in the United Kingdom that are potentially subject to U.S. federal income tax on shipping income derived from sources within the United States. The effect of such elections is to disregard the subsidiaries for which such elections have been made as separate taxable entities for U.S. federal income tax purposes.

Under section 883 of the Code and the Treasury Regulations promulgated thereunder, we, and each of our subsidiaries, will be exempt from U.S. federal income taxation on our respective U.S. source shipping income if, in addition to satisfying certain substantiation and reporting requirements, both of the following conditions are met:

•

we and each subsidiary are organized in a “qualified foreign country,” defined as a country that grants an equivalent exemption from tax to corporations organized in the United States in respect of the shipping income for which exemption is being claimed under section 883 of the Code; this is also known as the “Country of Organization Requirement”; and

•	either

•	more than 50% of the value of our stock is treated as owned, directly or indirectly, by individuals who are “residents” of qualified foreign countries; this is also known as the “Ownership Requirement”; or

•	our stock is “primarily and regularly traded on an established securities market” in the United States or any qualified foreign country; this is also known as the “Publicly-Traded Requirement”.

The U.S. Treasury Department has recognized (i) Bermuda, our country of incorporation, and (ii) the countries of incorporation of each of our subsidiaries that has earned shipping income from sources within the United States as qualified foreign countries. Accordingly, we and each such subsidiary satisfy the Country of Organization Requirement.

Due to the public nature of our shareholdings, we do not believe that we will be able to substantiate that we satisfy the Ownership Requirement. However, as described below, we believe that we will be able to satisfy the Publicly-Traded Requirement.

The Treasury Regulations under section 883 of the Code provide that the stock of a foreign corporation will be considered to be “primarily traded” on an “established securities market” if the number of shares of each class of stock that are traded during any taxable year on all “established securities markets” in that country exceeds the number of shares in each such class that are traded during that year on “established securities markets” in any other single country. Our stock was “primarily traded” on the Nasdaq Global Select Market, an “established securities market” in the United States, during 2013.

Under the Treasury Regulations, our common stock will be considered to be “regularly traded” on an “established securities market” if one or more classes of our stock representing more than 50% of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market; this is also known as the “Listing Requirement”. Since our common shares are listed on the Nasdaq Global Select Market, we will satisfy the Listing Requirement.

The Treasury Regulations further require that with respect to each class of stock relied upon to meet the Listing Requirement: (i) such class of stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or one-sixth of the days in a short taxable year; this is also known as the “Trading Frequency Test”; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year, or as appropriately adjusted in the case of a short taxable year; this is also known as the “Trading Volume Test”. We believe that our common shares satisfied the Trading Frequency Test and the Trading Volume Test in 2013. Even if this were not the case, the Treasury Regulations provide that the Trading Frequency Test and the Trading Volume Test will be deemed satisfied by a class of stock if, as we expect to be the case with our common shares, such class of stock is traded on an “established securities market” in the United States and such class of stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the Treasury Regulations provide that our common shares will not be considered to be “regularly traded” on an “established securities market” for any taxable year in which 50% or more of the outstanding common shares, by vote and value, are owned, for more than half the days of the taxable year, by persons who each own 5% or more of the vote and value of the outstanding common shares; this is also known as the “5% Override Rule”. The 5% Override Rule will not apply, however, if in respect of each category of shipping income for which exemption is being claimed, we can establish that individual residents of qualified foreign countries, or “Qualified Shareholders”, own sufficient common shares to preclude those non-Qualified Shareholders that each own 5% or more of the vote and value of the outstanding common shares from owning

50% or more of the total value of our common shares for more than half the number of days during the taxable year; this is also known as the “5% Override Exception”.

Based on our public shareholdings for 2013, we were not subject to the 5% Override Rule for 2013. Therefore, we believe that we satisfied the Publicly-Traded Requirement for 2013 and we and each of our subsidiaries are entitled to exemption from U.S. federal income tax under section 883 of the Code in respect of our U.S. source shipping income. To the extent that we become subject to the 5% Override Rule in future years (as a result of changes in the ownership of our common shares), it may be difficult for us to establish that we qualify for the 5% Override Exception.

If we were not eligible for the exemption under section 883 of the Code, our U.S. source shipping income would be subject to U.S. federal income tax as described in more detail below.

Taxation in Absence of Exemption Under Section 883 of the Code

To the extent the benefits of section 883 of the Code are unavailable with respect to any item of U.S. source shipping income earned by us or by our subsidiaries, such U.S. source shipping income would be subject to a 4% U.S. federal income tax imposed by section 887 of the Code on a gross basis, without benefit of deductions. Since under the sourcing rules described above, no more than 50% of the shipping income earned by us or our subsidiaries would be derived from U.S. sources, the maximum effective rate of U.S. federal income tax on such gross shipping income would never exceed 2%. For the calendar year 2013, we and our subsidiaries would be subject to $nil aggregated tax under section 887 of the Code.

In addition, our U.S. Source International Transportation Income that is considered to be “effectively connected” with the conduct of a U.S. trade or business is subject to the U.S. corporate income tax currently imposed at rates of up to 35% (net of applicable deductions). In addition, we may be subject to the 30% U.S. “branch profits” tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.

Our U.S. Source International Transportation Income would be considered effectively connected with the conduct of a U.S. trade or business only if:

•	we had, or were considered to have, a fixed place of business in the United States involved in the earning of U.S. source gross transportation income; and

•	substantially all of our U.S. source gross transportation income was attributable to regularly scheduled transportation, such as the operation of a ship that followed a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We believe that we will not meet these conditions because we will not have, or permit circumstances that would result in having, such a fixed place of business in the United States or any ship sailing to or from the United States on a regularly scheduled basis.

Gain on Sale of Vessels

If we and our subsidiaries qualify for exemption from tax under section 883 of the Code in respect of our U.S. source shipping income, the gain on the sale of any vessel earning such U.S. source shipping income should likewise be exempt from U.S. federal income tax. Even if we and our subsidiaries are unable to qualify for exemption from tax under section 883 of the Code and we or any of our subsidiaries, as the seller of such vessel, is considered to be engaged in the conduct of a U.S. trade or business, gain on the sale of such vessel would not be subject to U.S. federal income tax provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. If the sale is considered to occur within the United States, any gain on such sale may be subject to U.S. federal income tax as “effectively connected” income at a rate of up to 54.5%. To the extent circumstances permit, we intend to structure sales of our vessels in such a manner, including effecting the sale and delivery of vessels outside of the United States, so as to not give rise to “effectively connected” income.

U.S. Taxation of U.S. Holders

The term “U.S. Holder” means a beneficial owner of our common shares that is a U.S. citizen or resident, U.S. corporation or other U.S. entity taxable as a corporation, an estate, the income of which is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, and owns our common shares as a capital asset, generally, for investment purposes.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.

Distributions

Any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. We expect that dividends paid by us to a non-corporate U.S. Holder will be eligible for preferential U.S. federal income tax rates provided that the non-corporate U.S. Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which our common shares becomes ex-dividend and certain other conditions are satisfied. However, there is no assurance that any dividends paid by us will be eligible for these preferential tax rates in the hands of a non-corporate U.S. Holder. Any dividends paid by us, which are not eligible for these preferential tax rates will be taxed as ordinary income to a non-corporate U.S. Holder. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us.

Distributions in excess of our earnings and profits will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its common shares, and thereafter as a taxable capital gain.

Sale, Exchange or other Disposition of Our Common Shares

Subject to the discussion below under “Passive Foreign Investment Company,” a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in the common shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in such common shares is greater than one year at the time of the sale, exchange or other disposition. Otherwise, such gain or loss will be treated as short-term capital gain or loss. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

3.8% Tax on Net Investment Income

A U.S. Holder that is an individual, estate, or, in certain cases, a trust, will generally be subject to an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of equity interests. For individuals, the additional Medicare tax applies to the lesser of (1) the U.S. Holder’s “net investment income” for the taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000). Net investment income generally equals the taxpayer’s gross investment income reduced by deductions that are allocable to such income. U.S. Holders are encouraged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our common shares.

Passive Foreign Investment Company

Notwithstanding the above rules regarding distributions and dispositions, special rules may apply to U.S. Holders (or, in some cases, U.S. persons who are treated as owning our common shares under constructive ownership rules) if we are treated as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes. We will be a PFIC if either:

•	at least 75% of our gross income in a taxable year is “passive income”; or

•	at least 50% of our assets in a taxable year (averaged over the year and generally determined based upon value) are held for the production of, or produce, “passive income.”

For purposes of determining whether we are a PFIC, we will be treated as earning and owning the income and assets, respectively, of any of our subsidiary corporations in which we own 25% or more of the value of the subsidiary’s stock, which includes Golar Partners. Income earned by a foreign corporation in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless the foreign corporation is treated under specific rules as deriving its rental income in the active conduct of a trade or business or receiving the rental income from a related party. To date, our subsidiaries and we have derived most of our income from time and voyage charters, and we expect to continue to do so. This income should be treated as services income, which is not “passive income” for PFIC purposes.

Based on the foregoing, we believe that, and our counsel Seward & Kissel LLP is of the opinion that, we should not be a PFIC with respect to any taxable year. This opinion is based and its accuracy is conditioned on representations, valuations and projections provided by us regarding our assets and income to our counsel. While we believe these representations, valuations and projections to be accurate, no assurance can be given that they will continue to be accurate. Moreover, we have not sought, and we do not expect to seek, a ruling from the IRS on this matter. As a result, the IRS or a court could disagree with our position. In addition, there can be no assurance that we will not become a PFIC if our operations change in the future.

If we become a PFIC (and regardless of whether we remain a PFIC), each U.S. Holder who owns or is treated as owning our common shares during any period in which we are so classified, would be subject to special rules resulting in increased U.S. federal income tax liability upon (1) “excess distributions” (i.e., the portion of any distributions received by the U.S. Holder on our common shares in a taxable year in excess of 125.0% of the average annual distributions received by the U.S. Holder in the three preceding taxable years, or, if shorter, the portion of the U.S. Holder’s holding period for the common shares before the taxable year) and (2) dispositions of our common shares including, under certain circumstances, a disposition pursuant to an otherwise tax free reorganization. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the U.S. Holder’s entire holding period of our common shares.

•	the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the U.S. Holder would be taxed as ordinary income; and

•	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

If we become a PFIC and, provided that, as is currently the case, our common shares are treated as “marketable stock,” a U.S. Holder may make a “mark-to-market” election with respect to our common shares. Under this election, any excess of the fair market value of the common shares at the close of any tax year over the U.S. Holder’s adjusted tax basis in the common shares is included in the U.S. Holder’s income as ordinary income. In addition, the excess, if any, of the U.S. Holder’s adjusted tax basis at the close of any taxable year over the fair market value of the common shares is deductible in an amount equal to the lesser of the amount of the excess or the net “mark-to-market” gains that the U.S. Holder included in income in previous years. If a U.S. Holder makes a “mark-to-market” election after the beginning of its holding period of our common shares, the U.S. Holder does not avoid the PFIC rules described above with respect to the inclusion of ordinary income, and the imposition of interest thereon, attributable to periods before the election.

In some circumstances, a shareholder in a PFIC may avoid the unfavorable consequences of the PFIC rules by making a “qualified electing fund” election. However, a U.S. Holder cannot make a “qualified electing fund” election with respect to us unless such U.S. Holder complies with certain reporting requirements. We do not intend to provide the information necessary to meet such reporting requirements.

In addition to the above consequences, if we were to be treated as a PFIC for any taxable year ending on or after December 31, 2013, a U.S. Holder would be required to file IRS form 8621 with the IRS for that year with respect to such U.S. Holder’s common stock.

U.S. Taxation of “Non-U.S. Holders”

The term “Non-U.S. Holder” means any beneficial owner of our common shares other than a U.S. Holder or partnership. If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.

Dividends on Common Shares

Non-U.S. Holders generally will not be subject to United States federal income tax or withholding tax on dividends received from us with respect to our common shares, unless that income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of a United States income tax treaty with respect to those dividends, that income may be taxable only if it is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Common Shares

Non-U.S. Holders generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of an income tax treaty with respect to that gain, that gain may be taxable only if it is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a United States trade or business for United States federal income tax purposes, the income from the common shares, including dividends and the gain from the sale, exchange or other disposition of the common shares that are effectively connected with the conduct of that trade or business will generally be subject to regular United States federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, in the case of a corporate Non-U.S. Holder, its earnings and profits that are attributable to the effectively connected income, subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30 percent, or at a lower rate as may be specified by an applicable United States income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States will be subject to information reporting requirements. Such payments will also be subject to “backup withholding” if made to a non-corporate U.S. Holder and such U.S. Holder:

•	fails to provide an accurate taxpayer identification number;

•	provides us with an incorrect taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or dividends required to be shown on its U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements

If a shareholder sells our common shares to or through a U.S. office or broker, the payment of the proceeds is subject to both U.S. information reporting and “backup withholding” unless the shareholder establishes an exemption. If the shareholder sells our common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to the shareholder outside the United States, then information reporting and “backup withholding” generally will not apply to that payment. However, U.S. information reporting requirements, but not “backup withholding,” will apply to a payment of sales proceeds, including a payment made to a shareholder outside the United States, if the shareholder sells the common shares through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States.

“Backup withholding” is not an additional tax. Rather, a taxpayer generally may obtain a refund of any amounts withheld under “backup withholding” rules that exceed such taxpayer’s U.S. federal income tax liability by filing a refund claim with the IRS, provided that the required information is furnished to the IRS.

U.S. Holders purchasing more than $100,000 of our common shares in this offering generally will be required to file IRS Form 926 reporting that payment to us. For purposes of determining the total dollar value of common shares purchased by a U.S. Holder in this offering, shares purchased by certain related parties (including family members) are included. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with this reporting obligation. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.

Pursuant to Section 6038D of the Code and the proposed and temporary Treasury Regulations promulgated thereunder, individuals who are U.S. Holders (and to the extent specified in the applicable Treasury Regulations, certain individuals who are non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code and the applicable Treasury Regulations) are required to file IRS Form 8938 (Statement of Specified Foreign Financial Assets) with information relating to each such asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year. Specified foreign financial assets would include, among other assets, our common stock, unless the common stock is held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, the statute of limitations on the assessment and collection of U.S. federal income tax with respect to a taxable year for which the filing of IRS Form 8938 is required may not close until three years after the date on which IRS Form 8938 is filed. U.S. Holders (including U.S. entities) and non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under Section 6038D of the Code.

Certain Non U.S. Tax Considerations

Bermuda Taxation

Bermuda currently imposes no tax (including a tax in the nature of an income, estate, duty, inheritance, capital transfer or withholding tax) on profits, income, capital gains or appreciations derived by us, or dividends or other distributions paid by us to shareholders of our common shares. Bermuda has undertaken not to impose any such Bermuda taxes on shareholders of our common shares prior to the year 2035 except in so far as such tax applies to persons ordinarily resident in Bermuda.

The Minister of Finance in Bermuda has granted the Company a tax exempt status until March 31, 2035, under which no income taxes or other taxes (other than duty on goods imported into Bermuda and payroll tax in respect of any Bermuda-resident employees) are payable by the Company in Bermuda. If the Minister of Finance in Bermuda does not grant a new exemption or extend the current tax exemption, and if the Bermudian Parliament passes legislation imposing taxes on exempted companies, the Company may become subject to taxation in Bermuda after March 31, 2035.

Liberian Taxation

Under the Consolidated Tax Amendments Act of 2010, our Liberian subsidiaries should be considered non-resident Liberian corporations which are wholly exempted from Liberian taxation effective as of 1977.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and RS Platou Markets AS are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and the selling shareholder has agreed to sell to that underwriter, the number of common shares set forth opposite the underwriter’s name.

Underwriter	Number of Common Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	695,652
Citigroup Global Markets Inc.	695,652
Goldman, Sachs & Co.	8,347,826
Morgan Stanley & Co. LLC	8,347,826
RS Platou Markets AS	8,347,826
Arctic Securities AS	347,827
BNP Paribas Securities Corp.	347,826
DNB Markets, Inc.	347,826
Pareto Securities AS	347,826

Total	27,826,087

Tor Olav Troim, our Director and Vice Chairman, has indicated an interest in purchasing 500,000 shares in this offering. The underwriting agreement provides that the obligations of the underwriters to purchase the common shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the common shares if (other than those covered by the underwriters’ option to purchase additional common shares described below) they purchase any of the shares.

Common shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any common shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.7722 per share. If all the common shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the common shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We, and most of our officers and directors have agreed that, for a period of 45 days after the date of this prospectus supplement, we and they will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and RS Platou Markets AS, dispose of or hedge any common shares or any securities convertible into or exchangeable for our common shares, subject to certain exceptions. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and RS Platou Markets AS in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The common shares are listed on the NASDAQ under the symbol GLNG.

The following table shows the underwriting discounts and commissions that the selling shareholder will pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional common shares.

	Paid by Selling Shareholder
	No Exercise	Full Exercise
Per share	$1.287	$1.287
Total	$35,812,173.969	$41,184,000.000

We estimate that our total expenses of this offering will be $950,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $35,000.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased common shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

In connection with the offering, the underwriters may purchase and sell common shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional common shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of common shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of common shares in an amount up to the number of common shares represented by the underwriters’ option to purchase additional common shares.

•	“Naked” short sales are sales of common shares in an amount in excess of the number of common shares represented by the underwriters’ option to purchase additional common shares.

•	Covering transactions involve purchases of common shares either pursuant to the underwriters’ option to purchase additional common shares or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase common shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions involve bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the common shares. They may also cause the price of the common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The majority of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

RS Platou Markets AS is not a U.S. registered broker-dealer and, therefore, intends to participate in the offering outside of the United States and, to the extent that the offering by RS Platou Markets AS is within the United States, RS Platou Markets AS will offer to and place securities with investors through RS Platou Markets, Inc., an affiliated US broker-dealer. The activities of RS Platou Markets AS in the United States will be effected only to the extent permitted by Rule 15a-6 under the Securities Exchange Act of 1934, as amended.

Arctic Securities AS is not a U.S. registered broker-dealer and, therefore, offerings made to persons within the United States by Arctic Securities AS will be made pursuant to a chaperoning agreement with Beech Hill Securities, Inc. in accordance with Rule 15a-6 under the Securities Exchange Act of 1934, as amended.

The Company and the selling shareholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the selling shareholder, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company, the selling shareholder nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company, the selling shareholder or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The common shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

(c)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law;

(f)	as specified in Section 276(7) of the SFA; or

(g)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

SEC Registration fees	$260,000
Legal fees and expenses	380,000
Printing and Engraving Expenses	50,000
Accounting fees and expenses	230,000
Miscellaneous	30,000

Total:	$950,000

LEGAL MATTERS

Certain legal matters in connection with the sale of the common shares offered hereby will be passed upon for us by MJM Limited, Hamilton, Bermuda, as to matters of Bermuda law and by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and New York law. Latham & Watkins LLP, Houston, Texas will advise on certain legal matters in connection with the offering on behalf of the underwriters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Golar LNG Limited’s Annual Report on Form 20-F for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PricewaterhouseCoopers LLP is located at 1 Embankment Place, London, WC2N 6RH, United Kingdom.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement and its accompanying prospectus with the Commission. This prospectus supplement and its accompanying prospectus are a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Further information about our company is available on our website at http://www.golarlng.com. The information on our website, however, is not, and should not be, deemed to be a part of this prospectus supplement.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important Information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act:

•	Annual Report on Form 20-F for the year ended December 31, 2013, filed with the Commission on April 30, 2014, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Our reports on Form 6-K filed with the SEC on March 3, 2014; March 28, 2014; May 29, 2014; June 24, 2014; June 25, 2014, June 30, 2014; July 7, 2014; July 29, 2014 and our report on Form 6-K filed with the SEC on September 4, 2014 related to our second quarter 2014 and exhibit 3.1 to our report on Form 6-K filed with the SEC on July 1, 2014.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus that state they are incorporated by reference into this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide to you. We, the selling shareholder and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us and the selling shareholder to which we and the selling shareholder have referred you. We, the selling shareholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling shareholder and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, in any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus supplement by writing or telephoning us at the following address:

Golar LNG Limited

Par la Ville Place, 4th Floor

14 Par la Ville Road

Hamilton HM 08, Bermuda

Tel: +1 (441) 295-4705

Email: golarlng@golar.com

Attn: Investor Relations

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NASDAQ, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Prospectus

Golar LNG Limited

Through this prospectus, we or any selling securityholder may periodically offer:

(1) our common shares,

(2) our preferred shares,

(3) our debt securities, which may be guaranteed by one or more of our subsidiaries,

(4) our warrants,

(5) our purchase contracts,

(6) our rights, and

(5) our units.

The prices and other terms of the securities that we or any selling securityholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. We will not receive any of the proceeds from the sale of securities by any selling securityholder.

Our common shares are currently listed on the Nasdaq Global Select Market under the symbol “GLNG”.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2014

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we or any selling securityholder may sell the common shares, preferred shares, debt securities (and related guarantees), warrants, purchase contracts, rights and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information—Information Incorporated by Reference.”

This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Summary

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Unless we otherwise specify, when used in this prospectus, the terms “Golar LNG Limited,” “Golar,” “Golar LNG,” the “Company,” “we,” “us,” and “our” refer to Golar LNG Limited or any one or more of its consolidated subsidiaries, or to all such entities.

Our Company

We are a midstream Liquefied Natural Gas, or LNG, company primarily engaged in the transportation, regasification and liquefaction and trading of LNG. We are engaged in the acquisition, ownership, operation and chartering of LNG carriers and Floating Storage Regasification Units, or FSRUs, through our subsidiaries and affiliate, Golar LNG Partners LP, or Golar Partners, and the development of midstream LNG projects. Together with our affiliate, Golar Partners, as of June 24, 2014, our fleet is comprised of twelve LNG carriers and five FSRUs and we have newbuilding commitments for the construction of seven LNG carriers and two FSRUs with scheduled deliveries during 2014 and late 2015. In addition, we have entered into definitive documentation with Singapore’s Keppel Shipyard, or Keppel, for the conversion of our LNG carrier, the Hilli to a Liquefaction Natural Gas vessel, or FLNGV. However, the effectiveness of the conversion documents is conditional upon the satisfaction of certain conditions precedent.

Our principal executive offices are maintained at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, Bermuda. Our telephone number at that address is 1 (441) 295-4705. Our principal administrative offices are located at One America Square, 17 Crosswall, London, United Kingdom and our telephone number at that address is + 44 207 063 7900.

The Securities We or any Selling Securityholder May Offer

We or any selling securityholder may use this prospectus to offer our:

•	common shares,

•	preferred shares,

•	debt securities, which may be guaranteed by one or more of our subsidiaries,

•	warrants,

•	purchase contracts,

•	rights, or

•	units.

We or any selling securityholder may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Our debt securities may be guaranteed by one or more of our subsidiaries.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Risk Factors

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2013, any applicable prospectus supplement and the documents we have incorporated by reference herein and therein. The occurrence of one or more of those risks could adversely impact our business, results of operations or financial condition.

Prospective U.S. Holders of our common shares (as defined in the section entitled “Item 10. Additional Information—E. Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2013) should consider the significant U.S. tax consequences relating to the ownership of our common shares as discussed in such section. Additionally, each prospective investor in our securities should consider the discussion of tax considerations in any applicable prospectus supplement.

Cautionary Statement Regarding Forward-Looking Statements

Matters discussed in this prospectus, any prospectus supplement and any documents incorporated herein or therein may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement pursuant to this safe harbor legislation. This prospectus, any prospectus supplement, any documents incorporated herein or therein and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this prospectus, any prospectus supplement and any documents incorporated herein or therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

•	changes in LNG, FSRU or FLNGV, market trends, including charter rates, ship values and technological advancements;

•	changes in our ability to retrofit vessels as FSRUs and FLNGVs, our ability to obtain financing for such conversions on acceptable terms or at all, and the timing of the delivery and acceptance of such converted vessels;

•	changes in the supply of or demand for LNG or LNG carried by sea;

•	a material decline or prolonged weakness in rates for LNG carriers or FSRUs;

•	changes in trading patterns that affect the opportunities for the profitable operation of LNG carriers, FSRUs or FLNGVs;

•	changes in the supply of or demand for natural gas generally or in particular regions;

•	changes in our relationships with major chartering parties;

•	changes in the availability of vessels to purchase, the time it takes to construct new vessels, or vessels’ useful lives;

•	failure of shipyards to comply with delivery schedules on a timely basis or at all;

•	our ability to integrate and realize the benefits of acquisitions;

•	changes in our ability to sell vessels to Golar Partners;

•	changes in our relationship with Golar Partners;

•	changes to rules and regulations applicable to LNG carriers, FSRUs or FLNGVs;

•	actions taken by regulatory authorities that may prohibit the access of LNG carriers, FSRUs or FLNGVs to various ports;

•	our inability to achieve successful utilization of our expanded fleet and inability to expand beyond the carriage of LNG;

•	increases in costs including among other things crew wages, insurance, provisions, repairs and maintenance;

•	changes in general domestic and international political conditions, particularly where we operate;

•	changes in our ability to obtain additional financing on acceptable terms or at all;

•	continuing turmoil in the global financial markets; and

•	and other factors described under the heading “Risk Factors” in this prospectus, in any applicable prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2013, as well as those described from time to time in the reports filed by the Company with the Commission.

This prospectus, any prospectus supplement and any documents incorporated herein or therein contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.

Use of Proceeds

We intend to use net proceeds from any sale of securities by us as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sales of our securities by selling securityholders.

Capitalization

Each prospectus supplement will include information on the Company’s consolidated capitalization.

Ratio of Earnings to Fixed Charges

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding five fiscal years and for the three months ended March 31, 2014.

(In thousands of U.S. dollars)	For the Years Ended December 31,					Three months ended March 31, 2014
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges (1)	1.59x	*	2.33x	17.79x	4.18x	1.85x

(1)	Due to the pre-tax losses for the year ended December 31, 2010, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $3.0 million to achieve coverage of 1:1.

For purposes of computing the consolidated ratio of earnings to fixed charges:

•	“earnings” means the amount resulting from adding: (a) of pre-tax income or losses from continuing operations before equity in net earnings or losses of investees and non-controlling interests; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and from subtracting (i) interest capitalized; and (ii) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

•	“fixed charges” means the sum of the following: (a) interest expense and capitalized interest; (b) the estimated interest portion of rental expense; and (c) amortization of capitalized expenses relating to indebtedness.

Enforcement of Civil Liabilities

There is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Plan of Distribution

We or any selling securityholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we or any selling securityholder may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or the selling securityholders may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or the selling securityholders may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short ourselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us or any selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or any selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling securityholders or borrowed from us, any selling securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The selling securityholders and any broker-dealers or other persons acting on our behalf or on the behalf of the selling securityholders that participate with us or the selling securityholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, Regulation M, promulgated under the Exchange Act, may apply to sales by the selling securityholders in the market. The selling securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and any selling securityholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of certain of our securities or any securities convertible into or exchangeable for certain of our securities. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to trading plans entered into by the selling securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be at-the-market offerings as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. At-the-market offerings, if any, may be conducted by underwriters acting as principal or our agent, who may also be third party sellers of our securities as discussed above.

We will bear costs relating to all of the securities being registered under this registration statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us or any selling securityholder for the sale of any securities being registered pursuant to Rule 415.

Description of Share Capital

The following is a description of the material terms of our Memorandum of Association and amended Bye-laws.

Purpose

The Memorandum of Association of the Company was previously filed on November 27, 2002 as Exhibit 1.1 to our registration statement on Form 20-F (File No. 00050113) and is incorporated by reference herein.

The purposes and powers of the Company are set forth in our Memorandum of Association and in the First Schedule and Second Schedule of the Companies Act of 1981 of Bermuda. These purposes include, among other things, exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract of indemnity or suretyship and to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.

Our Bye-Laws

The amended Bye-laws of the Company, as adopted on September 28, 2007, were filed with the Commission on May 12, 2008 as Exhibit 1.2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2007, and are hereby incorporated by reference into this prospectus.

Our shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by our Board of Directors, subject to any preferred dividend right of holders of any preferred shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or our Bye-laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present. Upon our liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, our net assets available after the payment of all our debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preferred shares we may issue in the future. Notwithstanding the foregoing paragraph, the material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement. See “Preferred Shares.”

Under our Bye-laws, annual meetings of shareholders will be held at a time and place selected by our Board of Directors each calendar year. Special meetings of shareholders may be called by our Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of our paid-up share capital carrying the right to vote at general meetings. Under our Bye-laws, seven days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. Our Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.

Special rights attaching to any class of our shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.

Our Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested provided that such a director discloses, at the first opportunity at a meeting of directors or by writing to the directors, the existence and nature of such interest. Our Bye-laws provide our Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation. Our directors are not required to retire because of their age, and our directors are not required to be holders of our common shares. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.

Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under its Bye-laws, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the Company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the Company and any members authorized under its Bye-laws, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the Company or member of a committee authorized under its Bye-laws, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.

Our Bye-laws provide that no director, alternate director, officer, person or member of a committee authorized under our Bye-law 109, if any, resident representative, or his heirs, executors or administrators, which we refer to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in our formation, or for any loss or expense incurred by us through the insufficiency or deficiency of title to any property acquired by us, or for the insufficiency or deficiency of any security in or upon which any of our monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to us or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of our funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. We are authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of our Bye-laws.

Authorized Capitalization

Under our amended Memorandum of Association, our authorized capital consists of $100,000,000, comprising 100,000,000 common shares having a par value of $1.00 each, of which 80,624,646 are issued and outstanding as of the date of this prospectus.

Share History

Share issuances, options and convertibles

In June 2011, in connection with the transactions to reacquire, merge and delist our subsidiary, Golar LNG Energy Limited, or Golar Energy, from the Oslo stock exchange:

•	We issued 5.6 million shares at $30.30 per share in connection with the acquisition of shares in our former publicly listed subsidiary, Golar Energy from our major shareholder, World Shipholding Limited; and

•	The stock options granted and outstanding in Golar Energy were cancelled and exchanged for options in Golar. One Golar stock option was exchanged for every 6.06 Golar Energy options held by directors and employees at a strike price calculated to give the same intrinsic value to the holder. Based on the total number of 5,438,000 outstanding stock options in Golar Energy at the time of this exchange, this translated to 897,360 new Golar options to be granted at an average strike price of $11.84 per option.

In March 2012, we completed a private placement for convertible bonds, for gross proceeds of $250.0 million. The secured convertible bonds mature in March 2017, when the holder may convert the bonds into our common shares or redeem at 100% of the principal amount. The conversion price of the bonds was originally $55.00 but this is reduced taking into account the value of dividends declared and paid, such that as of the current date the conversion price is $49.70. The bonds may be converted to our ordinary shares by the holders at any time starting on the forty-first business day of issuance until the tenth business day prior to maturity.

Between June 17, 2011 and June 24, 2014, we issued a total of 0.7 million shares upon the exercise of stock options in Golar at a weighted average exercise price of $10.44.

As of June 17, 2014, we have a total of 0.5 million Golar stock options outstanding under our Share Option Plan granted to directors, executive officers and employees.

Share purchases and cancellations

In November 2007, our Board of Directors approved a share repurchase program of up to 1.0 million shares in connection with our share option plan. Since the approval of this program, we have acquired 0.7 million shares such that as of the current date we may only acquire that balance of 0.3 million shares under this program. In addition, we currently do not hold any treasury shares.

Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities.

Preferred Shares

Bye-law 3 of our Bye-laws provides that any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Ordinary Resolution determine. Bye-law 49 (b) of our Bye-laws provides that the Company may from time to time by Ordinary Resolution divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions. An Ordinary Resolution is defined in Bye-law 1 of our Bye-laws as a resolution passed by a simple majority of votes cast at a general meeting of the Company. On the approval by our shareholders of an Ordinary Resolution to divide our shares to create a class of preferred shares, our Board of Directors may be authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. Our Board of Directors will authorize the issuance of preferred shares only for a proper purpose and in our best interests. At the time that any series of our preferred shares is authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our Board of Directors could, with the sanction of an Ordinary Resolution of our shareholders, cause us to issue preferred shares, which have voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control. Our preferred shares, depending on the specific terms pursuant to which they are issued, could have the effect of diluting the share ownership of shareholders, including persons seeking to obtain control of us, thereby hindering a possible takeover attempt. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences, which would adversely affect the voting power and other rights of holders of our ordinary shares.

Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Other Securities

Debt Securities

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement or to a prospectus supplement, or as an exhibit to the Exchange Act report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

Neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or sinking fund provisions or conversion or exchangeability provision;

•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system; and

•	the applicability of any guarantees.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or in a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in an applicable subsequent filing, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the The New York Stock Exchange, the American Stock Exchange, Inc. and FINRA. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Rights

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

Expenses

The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$0*

Blue sky fees and expenses	$	**

Printing and engraving expenses	$	**

Legal fees and expenses	$	**

Rating agency fees	$	**

Accounting fees and expenses	$	**

Indenture trustee fees and expenses	$	**

Miscellaneous	$	**

Total	$	**

*	The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.
**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited, Hamilton, Bermuda, as to matters of Bermuda law and by Seward and Kissel LLP, New York, New York with respect to matters of U.S. and New York law.

Experts

The consolidated financial statements incorporated in this Prospectus by reference to Golar LNG Limited’s Annual Report on Form 20-F for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP is located at 1 Embankment Place, London, WC2N 6RH, United Kingdom.

Where You can Find Additional Information

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Further information about our company is available on our website at http://www.golarlng.com. This web address is provided as an inactive textual reference only. Information on our website does not constitute part of this prospectus.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Annual report on Form 20-F for the year ended December 31, 2013, filed with the Commission on April 30, 2013, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Our reports on Form 6-K filed with the SEC on March 3, 2014; March 28, 2014, and May 29, 2014.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus that state they are incorporated by reference into this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporate by reference to this prospectus by writing or telephoning us at the following address:

Golar LNG Limited

Par la Ville Place, 4th Floor

14 Par la Ville Road

Hamilton HM 08, Bermuda

Tel: 1 (441) 295-4705

Email: golarlng@golar.com

Attn: Investor Relations

Information Provided by the Company

We will furnish holders of our common shares with Annual Reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Global Select Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.